Exhibit 10.14

CONSULTING AGREEMENT

THIS AGREEMENT ("Agreement"), made and entered into this 1st day of February, 2005 by and between Great American Family Parks, Inc., a Nevada corporation (hereinafter called the Purchaser"), and Ronald E. Snider, a resident of the State of Georgia (hereinafter called "Consultant")

W I T N E S S E T H

WHEREAS, pursuant to an Agreement for Purchase and Sale of Assets between the Purchaser and the Consultant dated as of November 8, 2004 (the “Asset Purchase Agreement”), Purchaser is as of the date hereof purchasing certain assets of Ron Snider & Associates, Inc. ("Asset Seller") and will succeed to its business of the operation of a wild animal park at Pine Mountain, Georgia (the “Business”); and

WHEREAS, Consultant is the founder and principal shareholder of Asset Seller, and desires to assist Purchaser in the continued development of the Business as provided herein; and

WHEREAS, the execution of this Agreement is a condition precedent to the obligation of the Purchaser to consummate the acquisition of the assets of Asset Seller in accordance with the Asset Purchase Agreement; and

WHEREAS, the covenants and agreements of Consultant herein are made as an inducement to the acquisition by the Purchaser of the assets of Asset Seller; and

WHEREAS, the Purchaser and Consultant each desire to enter into this Agreement on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and of the promises and agreements hereinafter set forth, the parties hereto, intending to be legally bound, do hereby agree as follows:

Section 1.  Duties

(a) In consideration of the payments to be made by the Purchaser to the Consultant as provided in Section 2 below, the Consultant shall, during the period beginning on the date of this Agreement and ending January 31, 2008 (the "Consulting Period"), provide reasonable consulting services to the Purchaser in Pine Mountain, Georgia, on such matters pertaining to the business of the Purchaser as may, from time to time, be requested of him by the chief executive officer of the Purchaser.  In this regard, the Consultant shall be available throughout the Consulting Period at reasonable times, and upon reasonable notice, to meet with the Board of Directors or the chief executive officer of the Purchaser, or his designee, for the purpose of providing such consulting services (but in no event more than ten (10) hours during any calendar month).  Provided, however, that Consultant shall only be obligated to perform consulting services commensurate with his status as a former chief executive officer of the Asset Seller and only those services which the chief executive officer of the Purchaser believes, in good faith, to be of benefit to the Purchaser.

(b)  In connection with the performance of such consulting services, the Purchaser shall provide the Consultant with suitable office space at the premises where the Business is conducted in Pine Mountain, Georgia.  Consultant shall also be provided with such assistance as determined by the chief executive officer of the Purchaser to be reasonably necessary for the performance by Consultant of the consulting services to be provided by him hereunder.

Section 2.  Compensation

(a)  For the consulting services to be provided by Consultant during the Consulting Period, the Purchaser shall pay to Consultant the sum of Three Hundred Thousand Dollars ($300,000.00), which sum shall be deemed earned as of the date hereof. Such amount shall be payable in equal monthly increments of $8,333.33 on the first day of each month during the term hereof.  Each such payment shall be paid $4,163.33 in cash and $4,160.00 in Purchaser’s common stock. No reduction in the amount payable to Consultant hereunder shall be made on account of compensation received by him from other employment.

(b) For purposes of this provision, each share of the Purchaser=s common stock shall be deemed to have a value of $1.00, notwithstanding the actual value thereof at any pertinent time.

(c) In performing his consulting services hereunder, Consultant shall be deemed to be an independent contractor and shall not be, or be deemed to be, an employee or agent of the Purchaser.  Except as may be specifically authorized in a writing in advance by the chief executive officer of the Purchaser, Consultant shall have no right or authority to act for or on behalf of the Purchaser or otherwise enter into any agreements or make any commitments with third parties binding upon the Purchaser.

(d)  The amounts payable under subsection 2(a) above shall be paid without deduction for state or federal withholding taxes, social security or other like sums.  By virtue of his being an independent contractor hereunder, Consultant alone shall be responsible for the payment of all such taxes and sums levied or assessed with respect to the amounts paid to Consultant hereunder.

(e)  Consultant shall receive no compensation or payments other than as set forth in subsection 2(a) above for any services rendered by him in any capacity to the Purchaser during the Consulting Period; provided, however, if Consultant shall reasonably incur out-of-pocket expenses in connection with the performance of his consulting services hereunder, Consultant shall be entitled to reimbursement from Purchaser of any reasonable expenses incurred by the Consultant, and provided further that any expense item exceeding the sum of one thousand dollars ($1,000) must be approved in advance in writing by Purchaser

(f) The Purchaser desires to retain the services, name and prestige of Consultant and prevent these benefits from being availed of by its competitors even though Consultant may die, become disabled or incapacitated.  Accordingly, it is expressly understood that the inability of Consultant to render consulting services to the Purchaser during the Consulting Period by reason of temporary or permanent illness, disability or incapacity or death shall not constitute a failure by him to perform his obligations hereunder and shall not be deemed a breach or default by him under this Agreement.

Section 3.  Assignment.  The assignment by Consultant of this Agreement or of any interest herein, or of any money due or to become due by reason of the terms hereof, without the prior written consent of the Purchaser, shall be void.

Section 4.  Miscellaneous. This Agreement embodies the entire agreement of the parties hereto relating to the relationship between Consultant and the Purchaser, the services provided or to be provided by Consultant to the Purchaser and all compensation or other amounts or obligations owed to Consultant by the Purchaser for or with respect to such services.  Except as expressly set forth herein, the Consultant shall not be obligated to provide any such services to the Purchaser except as herein expressly provided.  No amendment or modification of this Agreement shall be valid or binding upon the Purchaser unless made in writing and signed by a duly authorized officer of the Purchaser, or upon Consultant unless made in writing and signed by him.  The waiver by the Purchaser of any breach of this Agreement by Consultant shall not be effective unless in writing, and no such waiver shall operate or be construed as the waiver of the same or another breach on a subsequent occasion.  The headings in this Agreement are inserted for convenience only and are in no way intended to affect the interpretation, intent or extent of this Agreement.  This Agreement shall be construed and the legal relations between the parties determined under and in accordance with the laws of the State of Georgia.  Each of the parties submits to the jurisdiction of any of the State Court or Superior Court of Troup County, Georgia and the Federal District Court for the Northern District of Georgia, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court.  Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.

IN WITNESS WHEREOF, Consultant has set his hand and seal, and the Purchaser has caused this Agreement to be duly executed by its duly authorized officers and has caused its proper corporate seal to be affixed hereto, and the parties have caused this Agreement to be delivered, all on the day and year first above written.

/s/ Ronald E. Snider                   (SEAL)

Ronald E. Snider, Consultant

Great American Family Parks, Inc.

By: /s/ Larry Eastland                 (SEAL)

Title: President & CEO

ATTEST:

BY:____________________________

Title:___________________________

[CORPORATE SEAL]

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